Exhibit 99.1
iRobot Corp. Schedules Fourth Quarter and 2005 Fiscal Year Earnings Call
BURLINGTON, Mass., Feb. 9, 2006 – iRobot Corp. (NASDAQ: IRBT) announced today that the company will issue its fourth quarter and full year 2005 financial results following the close of the market on Tuesday, Feb. 14, 2006. It will be iRobot’s first earnings announcement as a publicly traded company.
iRobot will also host a conference call, which is open to all interested investors, following the issuance of its earnings release. The company plans to discuss its fourth quarter and full year 2005 financial results and outlook for 2006 as well as the first six months of 2006. Pertinent details include:

Date:	Tuesday, February 14, 2006
Time:	5:30 p.m. (EST); 2:30 p.m. (PST)
Call-In Number:	(913) 981-5591

A live, audio broadcast of the conference call also will be available at http://investors.irobot.com/events.cfm. An archived version of the broadcast will be available on the same Web site shortly after the conclusion of the live event. A replay of the telephone conference call will be available through Feb. 28, 2006, and is accessible by dialing (719) 457-0820, replay access code 9314037.
About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corporation’s expectations concerning the release of financial information. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corporation undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Contact:

Geoff Clear	Parna Sarkar
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 418-3003	(781) 418-3135
gclear@irobot.com	psarkar@irobot.com